Exhibit 99.1

NovAtel Inc. President and CEO Jonathan W. Ladd Joins RFM Board of Directors

Second Addition to Board as a Result of Previously Announced Search

DALLAS--(BUSINESS WIRE)--October 14, 2008--RF Monolithics, Inc. (NASDAQ:RFMI) (“RFM” or the “Company”), a leader in delivering quality RF hardware solutions, today announced that it has again expanded the Company’s board of directors and strengthened its corporate management team with the addition of Jonathan W. Ladd as a new independent board member, effective October 13, 2008.

Mr. Ladd is President and Chief Executive Officer of NovAtel Inc., a leading provider of precision Global Navigation Satellite System (GNSS) components and subsystems that afford its customers rapid integration of precise positioning technology. NovAtel Inc. previously was listed on the Nasdaq Global Select Market under the symbol NGPS, prior to its acquisition by the Hexagon AB group of Sweden. Mr. Ladd is a member of the board of directors of NovAtel Inc. and currently serves on the board of Point, Inc., a joint venture of SOKKIA Co. Ltd. (Tokyo) and NovAtel Inc., specializing in system integration for the geomatics industry, as well as the board of Brilliant Telecommunications, Inc., a designer, developer and distributer of a family of network timing, management and synchronization solutions, for the telecommunications industry.

Michael R. Bernique, Chairman of RFM stated, “We are very pleased to welcome Jon to our board along with Rick Herrman, whose addition we announced last week. Jon’s extensive technology experience, particularly in the GNSS market, combined with his corporate leadership will provide RFM with valuable perspectives in the M2M market as our company grows and continues to focus in this area. Along with this appointment, it is expected that Jon will serve on the board’s Audit and Compensation Committees. We look forward to the guidance and contributions of Jon and Rick.”

“We are pleased that Jon Ladd has agreed to join RFM’s Board, and we look forward to the insight and perspective he will bring,” said David M. Kirk, President and Chief Executive Officer. Mr. Kirk added, “Mr. Ladd, with over twenty-five years of GNSS experience, will provide valuable technological and market knowledge to complement RFM’s efforts in the M2M market.”

Earlier this year, RFM’s Nominations Committee engaged Spencer Stuart to advise it in the process of identifying highly qualified candidates for nomination as directors. Spencer Stuart is recognized as one of the world's leading executive search consulting firms.

About RFM

RFM, headquartered in Dallas, Texas, is a provider of solutions-driven, technology-enabled wireless connectivity for a broad range of wireless applications – from individual standard and custom components to modules for comprehensive industrial wireless sensor networks and machine-to-machine (M2M) technology. For more information on RFM, please visit the Company’s website at www.RFM.com.

Forward-Looking Statements:

This news release contains forward-looking statements, made pursuant to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Statements of the strategies, plans, objectives, expectations and intentions of RFM and/or its wholly-owned subsidiaries (collectively, the “Company” or “we”) involve risks and uncertainties. Statements containing terms such as “believe”, “expect”, “plan”, “anticipate”, “may” or similar terms are considered to contain uncertainty and are forward-looking statements. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our mission and vision, future financial and operating results, and benefits of our acquisitions. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to the ability to integrate acquisitions and alliances as planned, successful transition to a fabless business model, business, the highly competitive market in which we operate, rapid changes in technologies that may displace products sold by us, declining prices of products, our reliance on distributors, delays in product development efforts, uncertainty in consumer acceptance of our products, and changes in our level of sales or profitability. as well as the other risks detailed from time to time in our SEC reports, including the report on Form 10-K for the year ended August 31, 2007. We do not assume any obligation to update any information contained in this release.

CONTACT:
PR Financial Marketing, LLC
Jim Blackman, 713-256-0369
jim@prfmonline.com
or
RFM
Carol Bivings, 972-448-3767
Director, Investor Relations
bivings@rfm.com